Exhibit 99.1

801 E. 86th Avenue Merrillville, IN 46410

April 30, 2015

FOR ADDITIONAL INFORMATION

Media	Investors
Mike Banas	Randy Hulen (NiSource)	Bruce Connery (CPG)
Communications Manager	Vice President	Vice President
(219) 647-5581	(219) 647-5688	(713) 386-3603
mbanas@nisource.com	rghulen@nisource.com	blconnery@nisource.com

NiSource Reports First Quarter 2015 Earnings

•	Consistent execution of core infrastructure investment strategy

•	Columbia Pipeline Group separation on track for July 1, 2015

•	Companies to highlight post-separation growth strategies on May 14, 2015

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings from continuing operations - controlling interest (non-GAAP) of $268.3 million, or $0.85 per share, for the three months ended March 31, 2015, compared with $258.4 million, or $0.82 per share, for the same period in 2014. Operating earnings for the first quarter (non-GAAP) were $528.7 million, compared to $509.1 million in the prior period.

On a GAAP basis, NiSource reported income from continuing operations - controlling interest of $268.4 million, or $0.85 per share, for the three months ended March 31, 2015, compared with $266.4 million, or $0.85 per share, for the same period in 2014. Operating income for the first quarter was $530.1 million, compared to $533.7 million in the prior period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP net income and operating income, respectively.

“Our core infrastructure-focused business strategies at our utilities and pipeline businesses continued to deliver solid financial and operational results,” NiSource President & Chief Executive Officer Robert C. Skaggs, Jr. said. “NiSource teams are successfully delivering on significant growth and modernization projects, advancing a variety of important regulatory and customer programs, and implementing our plan to separate into two premier, independent companies.”

Columbia Pipeline Group separation on track for July 1, 2015

During the first quarter, NiSource continued to make progress on its planned separation of Columbia Pipeline Group (CPG) into a stand-alone, publicly traded company, which is expected to become effective on July 1, 2015. CPG is expected to begin trading the next day on the New York Stock Exchange under the ticker symbol “CPGX.”

In early April, the companies discussed their respective financial plans with the three major credit rating agencies. NiSource expects that CPG will be formally rated prior to its May debt recapitalization transaction and that NiSource’s credit rating will be addressed at or just prior to the separation.

“We are solidly on track with our core separation strategies and key goals at both companies,” Skaggs said. “Each company will be positioned to be premier in its respective business segment - well capitalized, with robust and transparent long-term growth plans, expected growing dividends and solid leadership - with the capacity and focus to deliver enhanced long-term growth.”

The debt recapitalization process is expected to close in May 2015 and will include CPG issuing its own long-term debt to fund a one-time cash distribution to NiSource prior to the separation, which will be used, in large part, to reduce NiSource’s net debt.

At the separation, NiSource shareholders will retain their current shares of NiSource stock and receive a pro-rata dividend of shares of CPG stock, expected to be at a 1-to-1 ratio. The actual number of CPG shares to be distributed to NiSource shareholders will be determined prior to closing. The transaction is expected to be tax-free to NiSource and its shareholders, and is subject to various conditions, including final approval by the NiSource board of directors.

Webcasts scheduled for May 14, 2015, to highlight independent company investment propositions

To highlight NiSource’s and CPG’s growth strategies following the planned separation, the companies are hosting webcasts on Thursday, May 14, 2015.

NiSource’s post-separation executive team, led by announced Chief Executive Officer Joseph Hamrock, will present an update on the separation process, and provide an overview of its pure-play utility investment and customer proposition from 9:00 a.m. - 10:30 a.m. ET. A webcast of the event with accompanying presentations will be available at www.nisource.com. The webcast also will be archived at the NiSource website.

CPG’s post-separation executive team, led by announced Chairman & Chief Executive Officer Bob Skaggs, will provide an overview of CPG’s business strategy, highlighting its growth and infrastructure investment inventory, from 10:30 a.m. - noon ET. A webcast of the event with accompanying presentations will be available at www.nisource.com. The webcast also will be archived at the NiSource website.

First Quarter 2015 Highlights

Columbia Pipeline Group growth projects address market needs and complement long-term system modernization program

During the first quarter, CPG continued to strengthen its competitive market position in the Marcellus and Utica Shale production regions by advancing several major growth projects and executing on the company’s long-term system modernization program. In total, CPG is on track to invest approximately $1.1 billion in these and other infrastructure projects during 2015.

•
In January, CPG commenced the third year of the Columbia Gas Transmission long-term system modernization program. CPG expects to invest approximately $300 million in modernization investments during the year. Recovery of approximately $320 million of investments made in 2014 began on February 1, 2015. A settlement with the company's customers - approved in early 2013 - addresses the initial five years of an expected 10-15 year program that exceeds $4 billion in investment.

•
On March 27, CPG launched binding open seasons for its proposed Mountaineer XPress (MXP) and Gulf XPress (GXP) projects. These projects, which have a critical mass of firm customer commitments in place, would provide significant new transportation capacity for Marcellus and Utica Shale production. MXP would provide up to 2.7 billion cubic feet per day of firm transportation capacity along the Columbia Gas Transmission system. GXP would provide nearly 900 million cubic feet per day of firm transportation capacity by adding compression and looping along the existing Columbia Gulf Transmission system. Together, both projects could involve an investment of approximately $2.6 billion. CPG is very encouraged by the results of the open season, which concluded April 23.

•
CPG’s East Side Expansion project remains on schedule to be placed in service in the fourth quarter of 2015. The $275 million project will provide approximately 315 million cubic feet per day of additional capacity for Marcellus Shale supplies to reach growing - and capacity constrained - northeastern and mid-Atlantic markets.

•
Progress continues on several other major growth projects, including CPG’s approximately $1.8 billion combined investment in the Leach and Rayne XPress projects, the $850 million WB XPress project, the $310 million Cameron Access project, the $50 million Utica Access project, the $30 million Chesapeake LNG Plant Upgrade project, and the $25 million Kentucky Power Plant Conversion project. Together, these projects will entail approximately 4 billion cubic feet of new capacity commitments across the CPG system, including access to LNG export facilities in Louisiana and Maryland.

•
Columbia Midstream Group remains on budget and schedule with the first phase of its $120 million Washington County Gathering project and its approximately $65 million Big Pine Expansion project. Both are expected to be in service before the end of 2015.

NIPSCO on track with modernization, environmental and electric transmission investments

Northern Indiana Public Service Co. (NIPSCO), NiSource’s Indiana natural gas and electric business, remains on track with a broad agenda of reliability, modernization, customer service and environmental investments.

•
NIPSCO remains on schedule and on budget with its flue gas desulfurization (FGD) unit at its Michigan City Generating Station. The approximately $265 million project is expected to be placed in service by the end of this year. Another approximately $80 million in environmental investments also will be completed at NIPSCO’s coal-fired generating facilities this year. These investments, supported with cost recovery, help improve air quality and ensure NIPSCO’s generation fleet remains in compliance with current environmental regulations. These investments also help ensure that NIPSCO can continue offering low-cost, reliable and efficient generating capacity for its customers.

•
During the first quarter, NIPSCO commenced 2015 investments under the company's seven-year, approximately $2 billion electric and natural gas modernization programs. The company plans to invest approximately $193 million ($124 million gas | $69 million electric) on modernization projects in 2015. The investments will help improve system reliability and safety while delivering economic development benefits to the region. NIPSCO remains committed to these investments while continuing to work through the legal process following a recent Indiana Court of Appeals decision.

•
Progress also continued on two major NIPSCO electric transmission projects designed to enhance region-wide system flexibility and reliability. The Greentown-Reynolds project is an approximately 70-mile, 765-kilovolt line being constructed in a joint development agreement with Pioneer Transmission, and the Reynolds-Topeka project is a 100-mile, 345-kilovolt line. Right-of-way acquisition and permitting are under way for both projects and construction has begun on the Reynolds-Topeka line. These projects involve an investment of approximately $500 million for NIPSCO and are anticipated to be in service by the end of 2018.

Gas Distribution segment maintains execution focus with continued progress on modernization investments and regulatory initiatives

NiSource Gas Distribution companies continue to execute expanded infrastructure replacement and enhancement programs, complemented by a variety of customer programs and regulatory initiatives.

•
NiSource expects to invest approximately $900 million during 2015 as part of more than $20 billion in long-term infrastructure investment opportunities for the company’s gas distribution businesses. These investments help improve reliability and safety for customers and the community, provide additional customer access to natural gas service and reduce emissions. Through transparent recovery mechanisms, these investments also generate sustainable returns for shareholders.

•
On March 19, Columbia Gas of Pennsylvania (CPA) filed a rate case with the Pennsylvania Public Utility Commission to support continuation of CPA’s infrastructure modernization and safety programs. If approved as filed, the case would increase annual revenues by approximately $46 million. A decision is expected later this year.

•
Columbia Gas of Massachusetts (CMA) filed a base rate case on April 16, 2015, with the Massachusetts Department of Public Utilities (DPU). The case seeks to recover costs to support CMA’s multi-year modernization plan to maintain the safety and reliability of natural gas service for customers. If approved as filed, the case would increase annual revenues by approximately $49 million. A decision is expected with rates in effect by March 1, 2016.

•
A decision on CMA’s 2015 Gas System Enhancement Plan is expected to be issued by the DPU later today. Cost recovery associated with the 2015 investments outlined in the current plan would begin on May 1, 2015, and increase annual revenues by approximately $2.6 million.

•
Columbia Gas of Virginia’s base rate case remains pending with the Virginia State Corporation Commission. A stipulated settlement with staff and intervening parties approved a revenue increase of approximately $25 million. A final order is expected later this year.

•
On April 22, the Public Utilities Commission of Ohio approved Columbia Gas of Ohio's (COH) annual infrastructure replacement and demand-side management rider. The rider provides for recovery of COH's well-established pipeline replacement program and customer energy efficiency program investments.

First Quarter 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the three months ended March 31, 2015, were $528.7 million, compared to $509.1 million for the same period in 2014. Refer to Schedule 2 for the items included in 2015 and 2014 GAAP operating income but excluded from operating earnings.

Operating earnings for NiSource’s business segments for the three months ended March 31, 2015, are discussed below.

Columbia Pipeline Group Operations reported operating earnings of $163.0 million for the three months ended March 31, 2015, compared with operating earnings of $158.9 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $21.6 million primarily due to higher demand margin revenue as a result of growth projects placed into service and new firm contracts. This increase was partially offset by decreased mineral rights royalty revenue.

Operating expenses, excluding the impact of trackers, increased by $23.1 million primarily due to lower gains on the conveyance of mineral interests, higher employee and administrative costs and increased depreciation. Equity earnings increased by $5.6 million primarily from increased earnings at Millennium Pipeline and Pennant Midstream.

Electric Operations reported operating earnings of $67.2 million for the three months ended March 31, 2015, compared with operating earnings of $74.2 million for the prior year period. Net revenues, excluding the impact of trackers, decreased by $0.2 million primarily due to decreased off-system sales and lower industrial margins. These decreases were partially offset by lower fuel handling costs, higher revenue related to two electric transmission projects authorized by the Midcontinent Independent System Operator (MISO), and increased environmental investment cost recovery.

Operating expenses, excluding the impact of trackers, increased by $6.8 million due primarily to higher employee and administrative costs and increased environmental expenses.

Gas Distribution Operations reported operating earnings of $305.8 million for the three months ended March 31, 2015, compared with operating earnings of $280.1 million for the prior year period. Net revenues, excluding the impact of trackers, increased by $42.8 million primarily attributable to increases in regulatory and service programs, including the impact of new rates at Columbia Gas of Pennsylvania, Columbia Gas of Virginia and Columbia Gas of Massachusetts, as well as the implementation of new rates under Columbia Gas of Ohio's approved infrastructure replacement program.

Operating expenses, excluding the impact of trackers, increased by $17.1 million due primarily to increased employee and administrative costs, higher depreciation, and increased outside service costs.

Corporate and Other Operations reported an operating earnings loss of $ 7.3 million for the three months ended March 31, 2015, compared with an operating loss of $4.1 million for the three months ended March 31, 2014. The increase is primarily due to higher employee and administrative costs.

Other Items
Interest expense, net was $111.0 million for the three months ended March 31, 2015 compared to interest expense, net of $109.1 million for the prior period.

Other, net reflected income of $7.1 million compared to income of $4.5 million in 2014 primarily due to current period transmission agreement income.

The effective tax rate of net operating earnings was 35.2 percent compared to 36.1 percent for the same period last year.

About NiSource
NiSource Inc. (NYSE: NI), based in Merrillville, Indiana, is a Fortune 500 company engaged in natural gas transmission, storage and distribution, as well as electric generation, transmission and distribution. NiSource operating companies deliver energy to 3.8 million customers located within the high-demand energy corridor stretching from the Gulf Coast through the Midwest to New England. Information about NiSource and its subsidiaries is available via the Internet at www.nisource.com. NI-F

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding the timing of the separation, as well as NiSource’s and CPG’s leadership, business, performance and growth following the separation. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, among other things, the timing to consummate the transactions described herein; the risk that a condition to consummation is not satisfied; disruption to operations as a result of the proposed transactions; the inability of one or more of the businesses to operate independently following the completion of the proposed transactions; weather; fluctuations in supply and demand for energy commodities; growth opportunities for NiSource's businesses; increased competition in deregulated energy markets; the success of regulatory and commercial initiatives; dealings with third parties over whom NiSource has no control; actual operating experience of NiSource’s assets; the regulatory process; regulatory and legislative changes; changes in general economic, capital and commodity market conditions; and counter-party credit risk, and the matters set forth in the “Risk Factors” section in NiSource’s 2014 Form 10-K, many of which are beyond the control of NiSource. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. NiSource expressly disclaims any obligation to update, amend or clarify any of the forward-looking statements contained in this release to reflect events, new information or circumstances occurring after the date of this release except as required by applicable law.

The potential distribution of CPG shares is subject to the satisfaction of a number of conditions, including the final approval of NiSource’s Board of Directors. There is no assurance that such distribution will in fact occur.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,

(in millions, except per share amounts)	2015	2014
Net Revenues
Gas Distribution	$1,061.3	$1,193.3
Gas Transportation and Storage	628.0	578.5
Electric	391.9	445.3
Other	46.3	77.0
Gross Revenues	2,127.5	2,294.1
Cost of Sales (excluding depreciation and amortization)	806.0	1,061.3
Total Net Revenues	1,321.5	1,232.8
Operating Expenses
Operation and maintenance	404.6	376.9
Operation and maintenance - trackers	149.0	124.3
Depreciation and amortization	156.4	148.7
Depreciation and amortization - trackers	1.1	—
Gain on sale of assets	(5.3)	(17.5)
Other taxes	72.3	70.6
Other taxes - trackers	30.1	30.5
Total Operating Expenses	808.2	733.5
Equity Earnings in Unconsolidated Affiliates	15.4	9.8
Operating Earnings	528.7	509.1
Other Income (Deductions)
Interest expense, net	(111.0)	(109.1)
Other, net	7.1	4.5
Total Other Deductions	(103.9)	(104.6)
Operating Earnings From Continuing Operations
Before Income Taxes	424.8	404.5
Income Taxes	149.6	146.1
Net Operating Earnings from Continuing Operations	275.2	258.4
Net Operating Earnings from Continuing Operations - Noncontrolling Interest	(6.9)	—
Net Operating Earnings from Continuing Operations - Controlling Interest	268.3	258.4
GAAP Adjustment	0.1	8.0
GAAP Income from Continuing Operations - Controlling Interest	$268.4	$266.4
Basic Net Operating Earnings Per Share from Continuing Operations	$0.85	$0.82
GAAP Basic Earnings Per Share from Continuing Operations	$0.85	$0.85
Basic Average Common Shares Outstanding	316.6	314.2

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Gas Distribution Operations
(in millions)	2015	2014
Net Revenues
Sales revenues	$1,436.9	$1,543.9
Less: Cost of gas sold	722.6	923.0
Net Revenues	714.3	620.9
Operating Expenses
Operation and maintenance	193.4	181.4
Operation and maintenance - trackers	98.4	47.4
Depreciation and amortization	56.1	52.2
Other taxes	30.5	29.3
Other taxes - trackers	30.1	30.5
Total Operating Expenses	408.5	340.8
Operating Earnings	$305.8	$280.1
GAAP Adjustment	19.4	21.7
GAAP Operating Income	$325.2	$301.8

	Three Months Ended March 31,
Columbia Pipeline Group Operations
(in millions)	2015	2014
Net Revenues
Transportation revenues	$251.1	$222.3
Storage revenues	50.0	50.0
Other revenues	38.7	73.3
Total Operating Revenues	339.8	345.6
Less: Cost of sales	0.1	0.1
Net Revenues	339.7	345.5
Operating Expenses
Operation and maintenance	102.2	94.7
Operation and maintenance - trackers	43.6	71.0
Depreciation and amortization	32.5	29.7
Gain on sale of assets	(5.3)	(17.5)
Other taxes	19.1	18.5
Total Operating Expenses	192.1	196.4
Equity Earnings in Unconsolidated Affiliates	15.4	9.8
Operating Earnings	$163.0	$158.9
GAAP Adjustment	—	—
GAAP Operating Income	$163.0	$158.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended March 31,
Electric Operations
(in millions)	2015	2014
Net Revenues
Sales revenues	$393.0	$445.7
Less: Cost of sales	125.7	180.4
Net Revenues	267.3	265.3
Operating Expenses
Operation and maintenance	113.2	106.6
Operation and maintenance - trackers	7.0	5.9
Depreciation and amortization	61.1	60.4
Depreciation and amortization - trackers	1.1	—
Other taxes	17.7	18.2
Total Operating Expenses	200.1	191.1
Operating Earnings	$67.2	$74.2
GAAP Adjustment	2.8	4.7
GAAP Operating Income	$70.0	$78.9

	Three Months Ended March 31,
Corporate and Other Operations
(in millions)	2015	2014
Operating Earnings (Loss)	$(7.3)	$(4.1)
GAAP Adjustment	(20.8)	(1.8)
GAAP Operating Income (Loss)	$(28.1)	$(5.9)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Gas Distribution Operations	2015	2014
Sales and Transportation (MMDth)
Residential	153.1	156.5
Commercial	88.7	90.1
Industrial	146.8	136.8
Off System	13.5	14.3
Other	—	0.2
Total	402.1	397.9
Weather Adjustment	(35.5)	(36.1)
Sales and Transportation Volumes - Excluding Weather	366.6	361.8

Heating Degree Days	3,404	3,437
Normal Heating Degree Days	2,892	2,892
% Colder than Normal	18%	19%
Customers
Residential	3,111,880	3,094,353
Commercial	284,081	283,000
Industrial	7,641	7,570
Other	15	20
Total	3,403,617	3,384,943

	Three Months Ended March 31,

Columbia Pipeline Group Operations	2015	2014
Throughput (MMDth)
Columbia Transmission	497.3	459.5
Columbia Gulf	145.7	184.9
Crossroads Pipeline	5.1	5.7
Intrasegment eliminations	(28.7)	(61.6)
Total	619.4	588.5

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended March 31,

Electric Operations	2015	2014
Sales (Gigawatt Hours)
Residential	865.8	896.2
Commercial	940.0	935.5
Industrial	2,425.4	2,607.1
Wholesale	116.9	311.8
Other	34.6	33.4
Total	4,382.7	4,784.0
Weather Adjustment	(42.2)	(70.0)
Sales Volumes - Excluding Weather	4,340.5	4,714.0

Electric Customers
Residential	403,409	402,676
Commercial	54,695	54,378
Industrial	2,354	2,370
Wholesale	747	724
Other	5	5
Total	461,210	460,153

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended March 31,

(in millions, except per share amounts)	2015	2014
Net Operating Earnings from Continuing Operations - Controlling Interest	$268.3	$258.4
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	22.2	26.4
Operating Expenses:
Transaction costs	(20.5)	—
Loss on sale of assets and asset impairments	(0.3)	(1.8)
Total items excluded from operating earnings	1.4	24.6
Other Deductions:
Tax effect of above items	(0.7)	(9.6)
Income taxes - discrete items	(0.6)	(7.0)
Total items excluded from net operating earnings	0.1	8.0
GAAP Income from Continuing Operations - Controlling Interest	$268.4	$266.4
Basic Average Common Shares Outstanding	316.6	314.2
Basic Net Operating Earnings Per Share from Continuing Operations	$0.85	$0.82
Items excluded from net operating earnings (after-tax)	—	0.03
GAAP Basic Earnings Per Share from Continuing Operations	$0.85	$0.85

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended March 31,

2015 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$305.8	$163.0	$67.2	$(7.3)	$528.7
Net Revenues:
Weather - compared to normal	19.4	—	2.8	—	22.2
Total Impact - Net Revenues	19.4	—	2.8	—	22.2
Operating Expenses:
Transaction costs	—	—	—	(20.5)	(20.5)
Loss on sale of assets and asset impairments	—	—	—	(0.3)	(0.3)
Total Impact - Operating Expenses	—	—	—	(20.8)	(20.8)
Total Impact - Operating Income (Loss)	$19.4	$—	$2.8	$(20.8)	$1.4
Operating Income (Loss) - GAAP	$325.2	$163.0	$70.0	$(28.1)	$530.1

2014 (in millions)	Gas Distribution	Columbia Pipeline Group	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$280.1	$158.9	$74.2	$(4.1)	$509.1
Net Revenues:
Weather - compared to normal	21.7	—	4.7	—	26.4
Total Impact - Net Revenues	21.7	—	4.7	—	26.4
Operating Expenses:
Loss on sale of assets and asset impairments	—	—	—	(1.8)	(1.8)
Total Impact - Operating Expenses	—	—	—	(1.8)	(1.8)
Total Impact - Operating Income (Loss)	$21.7	$—	$4.7	$(1.8)	$24.6
Operating Income (Loss) - GAAP	$301.8	$158.9	$78.9	$(5.9)	$533.7

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended March 31,
(in millions, except per share amounts)	2015	2014
Net Revenues
Gas Distribution	$1,080.7	$1,215.0
Gas Transportation and Storage	628.0	578.5
Electric	394.7	450.0
Other	46.3	77.0
Gross Revenues	2,149.7	2,320.5
Cost of Sales (excluding depreciation and amortization)	806.0	1,061.3
Total Net Revenues	1,343.7	1,259.2
Operating Expenses
Operation and maintenance	574.1	501.2
Depreciation and amortization	157.5	148.7
Gain on sale of assets	(5.0)	(15.7)
Other taxes	102.4	101.1
Total Operating Expenses	829.0	735.3
Equity Earnings in Unconsolidated Affiliates	15.4	9.8
Operating Income	530.1	533.7
Other Income (Deductions)
Interest expense, net	(111.0)	(109.1)
Other, net	7.1	4.5
Total Other Deductions	(103.9)	(104.6)
Income from Continuing Operations before Income Taxes	426.2	429.1
Income Taxes	150.9	162.7
Income from Continuing Operations	275.3	266.4
Loss from Discontinued Operations - net of taxes	—	(0.2)
Net Income	275.3	266.2
Less: Net income attributable to noncontrolling interest	6.9	—
Net Income attributable to NiSource	$268.4	$266.2
Amounts attributable to NiSource:
Income from continuing operations	$268.4	$266.4
Loss from discontinued operations	—	(0.2)
Net Income attributable to NiSource	$268.4	$266.2
Basic Earnings Per Share
Continuing operations	$0.85	$0.85
Discontinued operations	—	—
Basic Earnings Per Share	$0.85	$0.85
Diluted Earnings Per Share
Continuing operations	$0.85	$0.85
Discontinued operations	—	—
Diluted Earnings Per Share	$0.85	$0.85
Dividends Declared Per Common Share	$0.52	$0.50
Basic Average Common Shares Outstanding	316.6	314.2
Diluted Average Common Shares	317.4	315.1

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	March 31, 2015	December 31, 2014
ASSETS
Property, Plant and Equipment
Utility plant	$25,593.9	$25,234.8
Accumulated depreciation and amortization	(9,686.7)	(9,578.6)
Net utility plant	15,907.2	15,656.2
Other property, at cost, less accumulated depreciation	376.2	360.9
Net Property, Plant and Equipment	16,283.4	16,017.1
Investments and Other Assets
Unconsolidated affiliates	447.9	452.6
Other investments	208.7	210.4
Total Investments and Other Assets	656.6	663.0
Current Assets
Cash and cash equivalents	42.0	25.4
Restricted cash	21.6	24.9
Accounts receivable (less reserve of $40.3 and $25.2, respectively)	1,152.0	1,070.1
Gas inventory	134.4	445.1
Underrecovered gas and fuel costs	25.5	32.0
Materials and supplies, at average cost	109.0	106.0
Electric production fuel, at average cost	75.5	64.8
Exchange gas receivable	77.0	63.1
Regulatory assets	159.5	193.5
Deferred income taxes	277.2	272.1
Prepayments and other	187.3	169.5
Total Current Assets	2,261.0	2,466.5
Other Assets
Regulatory assets	1,683.2	1,696.4
Goodwill	3,666.2	3,666.2
Intangible assets	261.9	264.7
Deferred charges and other	86.6	92.4
Total Other Assets	5,697.9	5,719.7
Total Assets	$24,898.9	$24,866.3

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	March 31, 2015	December 31, 2014
CAPITALIZATION AND LIABILITIES
Capitalization
NiSource Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 317,281,405 and 316,037,421 shares outstanding, respectively	$3.2	$3.2
Additional paid-in capital	5,048.4	4,787.6
Retained earnings	1,597.5	1,494.0
Accumulated other comprehensive loss	(46.6)	(50.6)
Treasury stock	(79.0)	(58.9)
Total NiSource Common Stockholders’ Equity	6,523.5	6,175.3
Noncontrolling interest in consolidated subsidiaries	946.2	—
Total Equity	7,469.7	6,175.3
Long-term debt, excluding amounts due within one year	7,957.9	8,155.9
Total Capitalization	15,427.6	14,331.2
Current Liabilities
Current portion of long-term debt	462.7	266.6
Short-term borrowings	314.0	1,576.9
Accounts payable	563.9	670.6
Dividends payable	82.4	—
Customer deposits and credits	172.6	294.3
Taxes accrued	287.1	266.7
Interest accrued	81.4	140.7
Overrecovered gas and fuel costs	172.3	45.6
Exchange gas payable	65.8	136.2
Deferred revenue	25.5	25.6
Regulatory liabilities	102.0	62.4
Accrued capital expenditures	80.3	61.1
Accrued liability for postretirement and postemployment benefits	5.9	5.9
Legal and environmental	25.4	24.2
Other accruals	317.1	378.1
Total Current Liabilities	2,758.4	3,954.9
Other Liabilities and Deferred Credits
Deferred income taxes	3,803.5	3,661.6
Deferred investment tax credits	16.7	17.3
Deferred credits	105.5	101.1
Accrued liability for postretirement and postemployment benefits	653.7	675.9
Regulatory liabilities	1,678.6	1,673.8
Asset retirement obligations	160.9	159.4
Other noncurrent liabilities	294.0	291.1
Total Other Liabilities and Deferred Credits	6,712.9	6,580.2
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$24,898.9	$24,866.3

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Three Months Ended March 31, (in millions)	2015	2014
Operating Activities
Net Income	$275.3	$266.2
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Depreciation and amortization	157.5	148.7
Net changes in price risk management assets and liabilities	(0.5)	0.8
Deferred income taxes and investment tax credits	135.1	148.9
Deferred revenue	5.3	1.8
Stock compensation expense and 401(k) profit sharing contribution	19.4	13.9
Gain on sale of assets	(5.0)	(15.7)
Income from unconsolidated affiliates	(14.5)	(9.6)
Loss from discontinued operations - net of taxes	—	0.2
Amortization of debt related costs	2.5	2.4
AFUDC equity	(6.0)	(4.0)
Distributions of earnings received from equity investees	18.3	7.6
Changes in Assets and Liabilities
Accounts receivable	(93.8)	(265.1)
Income tax receivable	—	0.9
Inventories	297.2	274.0
Accounts payable	(84.2)	126.5
Customer deposits and credits	(121.7)	(23.1)
Taxes accrued	22.0	19.3
Interest accrued	(59.3)	(61.1)
Over (Under) recovered gas and fuel costs	133.2	(74.2)
Exchange gas receivable/payable	(84.3)	(134.2)
Other accruals	(60.3)	(30.1)
Prepayments and other current assets	(16.2)	4.5
Regulatory assets/liabilities	90.6	2.9
Postretirement and postemployment benefits	(21.6)	(19.3)
Deferred credits	5.8	8.4
Deferred charges and other noncurrent assets	5.2	(0.2)
Other noncurrent liabilities	4.3	4.0
Net Operating Activities from Continuing Operations	604.3	394.4
Net Operating Activities from (used for) Discontinued Operations	—	(0.4)
Net Cash Flows from Operating Activities	604.3	394.0
Investing Activities
Capital expenditures	(407.5)	(386.3)
Proceeds from disposition of assets	11.7	5.3
Restricted cash withdrawals (deposits)	3.3	(2.9)
Distributions from (contributions to) equity investees	1.2	(31.0)
Other investing activities	2.4	7.0
Net Cash Flows used for Investing Activities	(388.9)	(407.9)
Financing Activities
Issuance of common units of CPPL, net of issuance costs	1,168.4	—
Repayments of long-term debt and capital lease obligations	(8.0)	(9.1)
Change in short-term borrowings, net	(1,262.9)	113.8
Issuance of common stock	5.9	8.9
Acquisition of treasury stock	(20.1)	(10.0)
Dividends paid - common stock	(82.1)	(78.5)
Net Cash Flows (used for) from Financing Activities	(198.8)	25.1
Change in cash and cash equivalents from continuing operations	16.6	11.6
Change in cash and cash equivalents from (used for) discontinued operations	—	(0.4)
Cash and cash equivalents at beginning of period	25.4	26.8
Cash and Cash Equivalents at End of Period	$42.0	$38.0